EXHIBIT 10.02

THIS DEBENTURE AND THE SHARES ISSUABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THE DEBENTURE NOR THE SHARES MAY BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE MACROSOLVE, INC. AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.  THIS DEBENTURE MUST BE SURRENDERED TO MACROSOLVE, INC. OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN THIS DEBENTURE OR THE SHARES ISSUABLE HEREUNDER.

MacroSolve, Inc.

Convertible Debenture Series 2010
Due December 31, 2015

$	Registered Debentureholder:

  MacroSolve, Inc., a corporation duly organized and existing under the laws of the State of Oklahoma (hereinafter referred to as the "Company"), for value received, hereby promises to pay to the registered holder hereof, the principal sum stated above (“Principal Amount”) on the 31st day of December, 2015, together with interest accrued upon the unpaid principal sum from the date hereof, upon presentation and surrender of this Convertible Debenture Series 2010 (“Debenture”) at the principal corporate office of the Company at 1717 South Boulder Ave., Suite 700, Tulsa, Oklahoma  74119, or at such other place as the Company may designate, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

              Interest shall accrue on a daily basis on the outstanding principal amount of this Debenture from and including the date hereof at the rate equal to two percent (2%) per annum computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed. Interest shall be accrued until and paid upon maturity.

1.       Payment and Prepayment.

a.              The Company may prepay all, but not less than all, of the Principal Amount, together with accrued interest through the date of prepayment, by tendering to the Debentureholder a payment equal to one hundred and fifty percent (150%) of the Principal Amount. If the Company elects to prepay this debenture it shall give the Debentureholder notice of prepayment on or before June 30, 2011, and shall tender payment to the Debentureholder on the first business day that is more than 30 days after such notice.

b.              The Company may elect in its sole discretion to satisfy its obligation to pay principal and interest upon prepayment or at maturity either by the timely issuance and delivery to the Debentureholder of whole shares (“PIK Shares”) of common stock of the Company, or par value $0.01 per share (“Common Stock”), by cash or by a combination of the two.  The Company shall deliver a written irrevocable notice of its election to pay interest by either PIK Shares or cash and PIK Shares at least ten (10) days before the payment date (“Notice Date”). If such notice is not delivered at least ten (10) days before the Notice Date, then the interest shall be paid in PIK Shares

The PIK Shares issued and delivered shall be equal to the number of shares of Common Stock that could have been purchased for the principal and interest obligation (less any cash paid as interest in combination with the PIK Shares) if the shares were valued at the volume weighted average price of the Common Stock on the last five (5) days of trading before the payment date.  For purposes hereof, the volume weighted average price shall be the dollars traded in every transaction in the Common Stock for the five-day trading period as reported on the OTC Bulletin Board (“OTCBB”) (or any other recognized securities market on which the Common Stock is traded, if not then quoted, on the OTCBB) divided by the total number of shares traded during that five-day period.  If the Common Stock is not quoted on the OTCBB or traded on any recognized market, the Company may not elect to pay in PIK Shares.

2.       Conversion.

         a.       Rights of Conversion.

                  The Debentureholder shall have a right of conversion of the face amount of this Debenture into shares of Common Stock after June 30, 2011, and upon notice of prepayment by the Company pursuant to Section 1, on the terms hereinafter provided.  For conversion upon notice of prepayment by the Company to be effective, notice must be given by the Debentureolder to the Company before prepayment is tendered to the Debentureholder by the Company.

                  The basis for such conversion is, for convenience, herein expressed in terms of a dollar conversion price (the "conversion price") per share. The number of shares of Common Stock issuable upon any conversion of this Debenture at any given time shall be determined by dividing the principal amount to be converted at the given time by the conversion price then in effect.

                  The Debentureholder, by purchasing this Debenture, understands that the Common Stock to be issued pursuant to the conversion rights granted hereunder has not been registered under the Securities Act of 1933, as amended (“Securities Act”), that it is not the intention of the Company to so register said Common Stock and that the certificates evidencing said Common Stock will bear a legend indicating that said shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.  The Debentureholder further understands that unless said Common Stock is registered under the Securities Act, the Securities Act may be construed to prohibit any public sale or transfer of any of the Common Stock unless such public sale or transfer is effected in compliance with all applicable laws and regulations.

         b.       Method of Exercise.

                  In order to exercise such conversion privilege, the holder of this Debenture shall present and surrender this Debenture during usual business hours at the principal corporate office of the Company and shall deliver a written notice, in the form of Exhibit A attached hereto, of the election of the holder to convert this Debenture or any portion thereof specified in such notice.  The certificate or certificates for Common Stock which shall be issuable on such conversion shall be issued in the name of the registered holder hereof.

                  This Debenture, when surrendered for conversion, shall be endorsed in such manner, or accompanied by such instruments of transfer, as the Company may prescribe. The conversion shall be deemed to have been effected on the date (the "conversion date") on which this Debenture shall have been surrendered and such notice and any required instruments of transfer received as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable on such conversion shall be deemed to have become on the conversion date the holder or holders of record of the Common Stock represented thereby.

                  As promptly as practicable after the presentation and surrender for conversion, of this Debenture, as herein provided, the Company shall issue and deliver at such office to or upon the written order of the holder, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion. No fractional shares, or scrip representing fractional shares, shall be issued upon any conversion, but in lieu thereof the Company shall pay in cash the fair value of such fractional shares as of the conversion date. The issuance of certificates for Common Stock issuable upon the conversion of this Debenture shall be made without charge to the converting holder for any tax in respect of the issue thereof.

          c.       Common Stock Conversion.

(1)      Initial Conversion Price.

Until and unless it shall be changed in accordance with a subsequent  provision in this subsection 2.c., the Conversion Price for the Common Stock shall be the number of shares of Common Stock that could have been purchased for the Principal Amount and accrued interest, or in the event of conversion upon notice of prepayment pursuant to Section 1, on two hundred percent (200%) of the Principal Amount and accrued interest if the shares were valued at volume weighted average price of the Common Stock on the last five (5) days of trading before conversion.  For purposes hereof, the volume weighted average price shall be the dollars traded in every transaction in the Common Stock for the five-day trading period as reported on the OTCBB (or any other recognized securities market on which the Common Stock is traded, if not then quoted, on the OTCBB) divided by the total number of shares traded during that five-day period.  If the Common Stock is not quoted on the OTCBB or traded on any recognized market, the Company shall determine the conversion price in good faith.

(2)      Definitions.

Each term listed in this subsection 2.c. shall have the meaning given in this subsection 2.c.(2) whenever it is used in this Agreement.

Adjustment  Fraction:  The  Adjustment  Fraction applicable  with  respect to any Stock Dividend or Reverse Stock Split shall have (i) a numerator equal to the number of shares of Common Stock outstanding immediately prior to the effective time of such Stock Dividend or Reverse Stock Split and (ii) a denominator equal to the number of shares of Common Stock outstanding immediately after giving effect to such Stock Dividend or Reverse Stock Split.

Reverse  Stock  Split:  Any  of  the  following occurrences  shall  be  deemed  to be a "Reverse Stock Split": (i) any amendment to the Company's Certificate of Incorporation which shall have the effect of reducing the number of shares of Common Stock held by every holder of the Common Stock by the same proportion without providing for any distribution of anything of value to such holders in exchange for the shares lost by reason of such occurrence and (ii) any other occurrence which shall be similar in its substantive effect to the occurrence specified in clause (i) of this sentence.

Stock  Dividend:  Any of the following  occurrences shall  be  deemed  to be a  "Stock Dividend": (i) any distribution of shares of Common Stock pro rata to the holders of outstanding Common Stock in order to effect a stock dividend or stock split, (ii) any stock split or other subdivision of the Common Stock effected by means of an amendment to the Company's Certificate of Incorporation or otherwise, or (iii) any other occurrence which (A) shall have the effect of increasing by the same proportion the number of shares of Common Stock held by every holder of Common Stock issued in connection with such occurrence or (B) shall otherwise be similar in substantive effect to any of the occurrences specified in clause (i) or clause (ii) of this sentence.

(3)      Conversion Price Adjustment.

Immediately after the  effective  time for any Stock Dividend or Reverse  Stock Split, the Conversion Price shall change to the product derived by multiplying (i) the Conversion Price in effect immediately prior to such effective time by (ii) the Adjustment Fraction applicable with respect to such Stock Dividend or Reverse Stock Split.

         d.       Fundamental Change.

                  (1)      Definition.

For  purposes  of this  Debenture,  a  "Fundamental Change"  shall  be  deemed  to have occurred if there shall be: (i) any consolidation to which the Company shall be a party, (ii) any merger in which the Company shall not survive, (iii) any merger in which the Common Stock outstanding immediately prior to such merger shall be exchanged for or converted into any cash, securities or other property, (iv) any complete liquidation of the Company, or (v) any partial liquidation of the Company for which the approval of the holders of Common Stock is required or which is involuntary.

                  (2)      Conditional Conversion Election.

In connection with any Fundamental Change, the Debentureholder  shall have the right at any time before such event shall actually occur to make a conditional election (i) to convert all or such portion of this Debenture as the holder shall desire into Common Stock if such event shall actually be consummated and to participate in such event as if the holder had held such Common Stock on the date as of which the holders of Common Stock entitled to participate in such event shall be selected but (ii) not to convert this Debenture if such event shall not be consummated. This Debenture converted pursuant to any conditional election made pursuant to rights granted in this subsection 2.d.(2) shall be deemed to have been converted on the record date (or if there be no record date, the point in time) used to determine the holders of Common Stock entitled to participate in the Fundamental Change or other event giving rise to such conditional election.

                  (3)      Fundamental Change Adjustment.

As a condition  to the  consummation  of any Fundamental  Change,  lawful and  adequate provision shall be made whereby the Debentureholder, if such holder shall not make a conditional conversion election pursuant to Section 2.d.(2), will immediately after the consummation of such Fundamental Change have the right to convert this Debenture into such shares of stock, securities or assets which such holder could have received in such Fundamental Change if such holder had made a conditional conversion of this Debenture pursuant to Subsection 2.d.(2). In each such case appropriate provision will be made with respect to such holder's rights and interests to the end that the provisions of Section 2 shall thereafter be applicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of this Debenture to provide such holder with protections after such Fundamental Change substantially equivalent to the protections provided by Section 2 prior to such Fundamental Change.

      e.       Purchase Rights.

                  If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "Purchase Rights"), then the holder of this Debenture shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon conversion of this Debenture immediately before the date on which a record shall be taken for the grant, issuance or sale of such Purchase Rights or, if no such record shall be taken, the date as of which the record holders of Common Stock shall be determined for the grant, issue or sale of such Purchase Rights.

       f.       Distribution Rights.

                  If at any time the Company makes any distribution pro rata to the record holders of Common Stock in property other than cash ("Distribution Rights"), then the holder of this Debenture shall be entitled to acquire, upon the terms applicable to such Distribution Rights, the aggregate Distribution Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon conversion of this Debenture immediately before the date on which a record shall be taken for the grant, issuance or sale of such Distribution Rights, or, if no such record shall be taken, the date as of which the record holders of Common Stock shall be determined for the grant, issue or sale of such Distribution Rights.

      g.       Notices.  Immediately upon any adjustment of the Conversion Price, the  Company  shall send written notice thereof to the holder of this Debenture.

3.       Remedies.

         a.       Events of Default.

                  A "Default" shall be deemed to exist for purposes of this Debenture so long as:

                  (1)       the principal and interest owed on this Debenture shall be past due; or

(2)
the Company shall be in breach of any other covenant or warranty of the Company in this Debenture for at least thirty (30) days after there has been given to the Company by the holder, a written notice specifying such breach and requiring it to be remedied and stating that such notice is a "notice of default" hereunder; or

(3)
a decree or order by a court having jurisdiction in the premises shall have been entered adjudicating the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the Bankruptcy Code or any other similar applicable federal or state law, and such decree or order shall have been in effect for a period of sixty (60) days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of any property of the Company or for the winding up or liquidation of its affairs shall be in effect and shall have been in effect for a period of sixty (60) days; or

(4)
the Company or any subsidiary shall have instituted proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall have filed a petition or answer or consent seeking reorganization under the Bankruptcy Code or any other applicable federal or state law, or shall have consented to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall have made an assignment for the benefit of creditors, or shall have admitted in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by the Company or any subsidiary in furtherance of any of the aforesaid purposes.

A default shall be deemed to exist whenever prescribed by the terms of this Section 3.a. regardless of whether such Default shall be voluntary or involuntary or shall result from compliance with any legal requirement or any other circumstance of any kind.

        b.       Acceleration of Maturity.

                  Whenever a Default exists, the holder may declare the principal and interest of this Debenture to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal shall become immediately due and payable.

         c.       Unconditional Right of Debentureholder to Receive Principal
                   and Interest.

                  Notwithstanding any other provision in this Debenture, the holder shall have the right which is absolute and unconditional to receive payment of the principal of and  interest on maturity and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of the holder.

         d.       Rights and Remedies Cumulative; Governing Law.

                  No right or remedy herein conferred upon or reserved to the Debentureholder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment or any other appropriate right or remedy. This Debenture and all rights hereunder shall be governed by the internal laws, not the laws of conflicts, of the State of Oklahoma.

         e.       Delay or Omission Not Waiver.

                  No delay or omission of any holder to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Debenture or by law to the Debentureholder may be exercised from time to time, and as often as may be deemed expedient, by the Debentureholder.

         f.       Undertaking for Costs.

                  The parties to this Debenture agree that any court or arbitrator, as the case may be, may in its discretion require, in any suit for the enforcement of any right or remedy under this Debenture, any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

4.       Covenants.

           a.       Reports.

                  So long as this Debenture is outstanding, the Company will furnish to the holder as soon as practicable after the end of each fiscal year, the Annual Report of the Company on Form 10-K as filed with the SEC and any other reports or communications by the Company to the shareholders.

           b.       Reservation of Shares.

                  The Company agrees to reserve from its authorized and unissued Common Stock, until this Debenture shall cease to be convertible or shall be fully converted, shares of Common Stock in a number which at any given time shall be equal to all of the number of shares which may be issuable on or at the given time by reason of the conversion of this Debenture.

c.       No Short Positions.

While holding the Debentures the Debentureholder will not sell shares of Common Stock short, buy puts to sell the Common Stock, or buy or sell any security that is substantially equivalent to a short position.

d.      Use of proceeds.

The Company shall use the proceeds from the sale of this Debenture to meet its operating cash requirements and to repay $110,000 of a $160,000 loan from a shareholder.

5.              General.

            a.       Registration, Transfer and Exchange.

                 The Company shall cause to be kept at its principal corporate office a register (herein sometimes referred to as the "Debenture register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of this Debenture and of transfers of this Debenture. The Secretary of the Company is hereby appointed "Debenture registrar" for the purpose of registering this Debenture and transfers of this Debenture as herein provided.

                  Upon surrender for transfer of any part of this Debenture at the principal corporate office of the Company, which transfer complies with all applicable securities laws, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new debentures of any authorized denominations, of a like aggregate principal amount.

                  A Debenture issued upon any transfer or exchange of this Debenture shall be a valid obligation of the Company, evidencing the same debt, and entitled to the same benefits as this Debenture.

                  The Debentureholder understands that: (i) this Debenture has not been registered under the Securities Act or any other federal or state law governing the issuance or transfer of securities (which are herein collectively called the "securities laws"), (ii) the securities laws impose substantial restrictions upon the transfer of any interest in this Debenture, and (iii) the Company is not obligated to register this Debenture or the securities acquired upon conversion of this Debenture under the securities laws or otherwise take any action to facilitate or make possible any transfer of any interest in this Debenture.

                  No service charge shall be made for the transfer or exchange of this Debenture, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the transfer or exchange of this Debenture.

         b.       Mutilated, Destroyed, Lost and Stolen Debentures.

                  If (i) any mutilated Debenture is surrendered to the Company and the Debenture registrar receives evidence to its satisfaction of the destruction, loss or theft of any Debenture, and (ii) there is delivered to the Company such security or indemnity as may be required by the Company to save the Company harmless, then the Company shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                 In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

                 Upon the issuance of any new Debenture under this section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

                Every new Debenture issued pursuant to this section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits hereof equally and proportionately with any and all other Debentures duly issued.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

         c.       Payment of Interest; Interest Rights Preserved.

                  Interest on this Debenture shall be paid to the person in whose name this Debenture (or one or more predecessor Debenture) is registered at the close of business on the business day immediately prior to such payment date.

         d.       Persons Deemed Owners.

                  The Company, and any agent of the Company, may treat the person in whose name this Debenture is registered as the owner of this Debenture for the purpose of receiving payment of principal interest on this Debenture and for all other purposes whatsoever, whether or not this Debenture be overdue, and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

         e.       Cancellation.

                  This Debenture when surrendered for payment, redemption, transfer, exchange or conversion shall be delivered to the Debenture registrar for cancellation. The Company may at any time deliver to the Debenture registrar for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly cancelled by the Debenture registrar. No Debentures shall be issued in lieu of or in exchange for any Debentures cancelled as provided in this section, except as expressly permitted. All cancelled Debentures held by the Debenture registrar shall be disposed of as directed by the Company.

6.           Governing Law; Dispute Resolution.

This Debenture shall be governed by and construed in accordance with the laws of the State of Oklahoma without giving effect to its principles regarding conflicts of law. Any dispute concerning this Debenture or the investment of Debentureholder in the securities of the Company, including a dispute about whether the dispute is subject to arbitration, shall be resolved by arbitration in Tulsa, Oklahoma, under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) by a single arbitrator selected by the Company from the AAA’s panel of arbitrators.

            IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its name by the signature of its Chief Executive Officer.

MacroSolve, Inc.

Date:	By:	/s/
Name: Clint H. Parr
Title: Chief Executive Officer

Title:    Exhibit A

ELECTION TO CONVERT DEBENTURE

Reference is made to that certain Convertible Debenture Series 2010 due December 31st, 2015 (the "Debenture") issued on __________ by MacroSolve, Inc. (the “Company”) to ______________.  Capitalized terms used but not otherwise defined in this Exhibit A shall have the meanings assigned to them in the Debenture.

The Debentureholder hereby irrevocably elects to convert the Debenture and any accrued interest thereunder into shares of Common Stock.  The Debentureholder shall be entitled to convert the Debenture only in accordance with Section 2 thereof.

The Debentureholder directs the Company to record in the stockholder register of the Company the Common Stock (or other securities) issuable upon this conversion of the Debenture in the name of the Debentureholder.

The Debenture is herewith being surrendered by the Debentureholder. The Debentureholder hereby acknowledges and approves of the cancellation of the Debenture by the Company.

Debentureholder:
Address:
Dated: